Exhibit to Accompany
Sub-Item 77 (O): Transactions effected pursuant to Rule 10f-3
FORM N-SAR
THE MARSICO INVESTMENT FUND  (the "Funds")
File Number: 811-8397
Period October 01, 2001 through September 30, 2002

Name of Issuer: Weight Watchers International
Date of Offering:11/14/01
Date of Purchase:11/14/01
Underwriter from whom purchased: C.S. First Boston,
     Goldman Sachs, Merrill Lynch, Salomon Smith Barney,
     UBS Warburg
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities LLC
Aggregate principal amount of purchase:	Focus/21st Century
     $793,728/$1,171,104
Aggregate principal amount of offering: $417.6 million
Purchase price (net of fees and expenses):$24 / share
Commission, spread or profit:	$0.756 / share


Name of Issuer: Travelers Property Casualty Corp.
Date of Offering:3/21/02
Date of Purchase:3/21/02
Underwriter from whom purchased: Salomon Smith Barney,
     Goldman Sachs, Lehman Brothers, Merrill Lynch,
     Morgan Stanley, JP Morgan, UBS Warburg
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities LLC
Aggregate principal amount of purchase:	Focus/Growth
     $1,202,500/$6,131,307
Aggregate principal amount of offering: $3,885 million
Purchase price (net of fees and expenses): $18.50 / share
Commission, spread or profit:	$0.463 / share


Name of Issuer: Red Robin Gourmet Burgers, Inc.
Date of Offering:7/19/02
Date of Purchase:7/19/02
Underwriter from whom purchased: U.S. Bancorp Piper Jaffray,
     Wachovia Securities
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities LLC
Aggregate principal amount of purchase:	21st Century
     $1,200,000
Aggregate principal amount of offering: $60.5 million
Purchase price (net of fees and expenses): $12.00 / share
Commission, spread or profit:	$0.42 / share


Name of Issuer: Leap Frog Enterprises, Inc.
Date of Offering:7/24/02
Date of Purchase:7/24/02
Underwriter from whom purchased: Salomon Smith Barney,
     Merrill Lynch, Bear Stearns, Deutsche Banc Alex Brown,
     U.S. Bancorp Piper Jaffray
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities LLC
Aggregate principal amount of purchase:	21st Century
     $1,300,000
Aggregate principal amount of offering: $117 million
Purchase price (net of fees and expenses): $13.00 / share
Commission, spread or profit:	$0.55 / share